SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 26, 2016

ELEPHANT TALK COMMUNICATIONS CORP.

(Exact name of registrant as specified in Charter)

Delaware	001-35360	95-4557538
(State of other Jurisdiction of incorporation)	(Commission file no.)	(IRS employer identification no.)

100 Park Avenue, New York City, New York 10017, United States of America

(Address of principal executive offices)

1 (212) 984-1096

(Issuer’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01       Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 26, 2016, Elephant Communications Corp. (the “Company”) received a notice from NYSE MKT LLC (the “Exchange”) indicating that the Company is not currently in compliance with the Exchange’s continued listing standards as set forth in Section 1003(a)(iii) of the NYSE MKT Company Guide (the “Company Guide”), which provides that the Exchange will consider delisting an issuer if the issuer has sustained losses from continuing operations and/or net losses in five most recent fiscal years and the issuer stockholders’ equity is less than $6,000,000. The notice provides that the Company is not in compliance with Section 1003(a)(iii) since it reported stockholders’ equity of $5.4 million as of March 31, 2016 and had net losses in its five most recent fiscal years ended December 31, 2015.

The Exchange also indicated that the Company is also in danger of not being in compliance with Section 1003(a)(iv) of the Company Guide and Section 1003(f)(v) of the Company Guide since the Company had a working capital deficit of approximately $11.7 million as of March 31, 2016 and its stock price has averaged $0.20 per share over the last 30 trading days.

In accordance with the Exchange’s notice, the Company expects to submit a plan by June 27, 2016 advising of actions that the Company has taken or will take to regain compliance with the continued listing standards by November 27, 2017, including but not limited to a reverse stock split to increase the trading price of its shares. If the Company does not submit a plan or if the plan is not accepted, delisting procedures will commence. If the plan is accepted, the Company will be subject to periodic reviews and continued compliance with the plan. If the Company is not in compliance with the continued listing standards as of November 27, 2017, or does not make progress consistent with the plan, the Exchange may initiate delisting procedures.

The Company issued a press release on June 2, 2016 announcing that it had received a notice from the Exchange indicating that it does not satisfy the continued listing standards of the Exchange set forth in Section 1003(a)(iii) of the Company Guide. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01       Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated June 2, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 2, 2016	ELEPHANT TALK COMMUNICATIONS CORP.

	By:	/s/ Gary G Brandt
Name: Gary G Brandt Title: Chief Restructuring Officer